Exhibit 99.1

Investor Relations Contact:	Media Contacts:
John G. Nesbett/Jen Belodeau	Teresa Stubbs
Institutional Marketing Services, Inc.	MedAvant Healthcare Solutions
203-972-9200	812-206-4332
jnesbett@institutionalms.com	tstubbs@medavanthealth.com
MEDAVANT ANNOUNCES APPOINTMENT OF MARK R. SIMCOE AS INTERIM CHIEF FINANCIAL OFFICER
ATLANTA, GA.—(PRIME NEWSWIRE)—April 22, 2008—MedAvant Healthcare Solutions (MedAvant) (NASDAQ: PILL), a leader in healthcare technology and transaction services, today announced the appointment of Mark Simcoe as Interim Chief Financial Officer. Mr. Simcoe will replace Gerard M. Hayden, Jr. who has resigned to assume the role of Chief Financial Officer at HealthStream, Inc.
Mr. Hayden expects to remain with the MedAvant through the completion of its first quarter reporting process.
Mr. Simcoe is an executive consultant with Vaco Resources, a company that provides senior level financial professionals on an interim basis. Mr. Simcoe has extensive experience in the Chief Financial Officer role with a focus on the software industry. His background includes serving as Chief Financial Officer of the Allen Systems Group, Inc., Synquest, Inc. and Kaseworks, Inc. Most recently he has served as an executive consultant to Analytical Value, LLC where he assisted emerging telecommunications and software growth companies in raising equity capital and developing their financial management functions.
MedAvant has an active search underway for a full time Chief Financial Officer.
About MedAvant Healthcare Solutions
MedAvant is focused on facilitating the exchange of healthcare information so that payers, providers, and patients benefit equally from the sharing of reliable and actionable health data. To enables these services, MedAvant operates PhoenixSM, a highly scalable platform that supports real-time connections between healthcare clients.
For more information, visit http://www.medavanthealth.com. MedAvant is a trade name of ProxyMed, Inc.

Forward Looking Statement
Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. Actual results could differ materially from projected results because of factors such as:
•	The soundness of our business strategies relative to the perceived market opportunities;

•	Our ability to successfully develop, market, sell, cross-sell, install and upgrade our clinical and financial transaction services and applications to current and new physicians, payers and medical laboratories;

•	Our ability to compete effectively on price and support services;

•	Our ability and that of our business associates to perform satisfactorily under the terms of our contractual obligations, and to comply with various government rules regarding healthcare and patient privacy;

•	Entry into markets with vigorous competition, market acceptance of existing products and services, changes in licensing programs, product price discounts, delays in product development and related product release schedules, any of which may cause our revenues and income to fall short of anticipated levels;

•	The availability of competitive products or services;

•	The continued ability to protect our intellectual property rights;

•	Implementation of operating cost structures that align with revenue growth;

•	Uninsured losses;

•	Adverse results in legal disputes;

•	Unanticipated tax liabilities; and

•	The effects of a natural disaster or other catastrophic event beyond our control that results in the destruction or disruption of any of our critical business or information technology systems.
Any of these factors could cause the actual results to differ materially from the guidance given at this time. For further cautions about the risks of investing in MedAvant, we refer you to the documents MedAvant files from time to time with the Securities and Exchange Commission, including, without limitation, its most recently filed Annual Report on Form 10-K. MedAvant does not assume, and expressly disclaims, any obligation to update information contained in this document. Although this release may remain available on our website or elsewhere, its continued availability does not indicate that we are reaffirming or confirming any of the information contained herein.
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